For Immediate Release


Contact: Maura Gaenzle     (212) 272-4445
         Ellen Glickman    (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                   REPORTS ANOTHER RECORD YEAR FOR FISCAL 1997
                       AND STRONG FOURTH QUARTER RESULTS;
                            FISCAL YEAR ROE IS 27.9%

New York, New York -- July 29, 1997 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced record earnings for the company's 1997 fiscal year.

         Earnings per share for fiscal 1997 increased 28.4% to $4.20, versus $3.27 last year. Net income for the fiscal year ended June 30, 1997 increased 25.0% to $613.3 million, from $490.6 million earned during the twelve months ended June 30, 1996. Revenues, net of interest expense, for the fiscal year ended June 30, 1997 were $3.5 billion, versus $3.0 billion last year.

         Net income for the fourth quarter ended June 30, 1997 was $162.9 million, or $1.15 per share, compared to $162.8 million, or $1.13 per share, reported for the comparable quarter last year. Revenues, net of interest expense, for the fourth quarter of fiscal 1997 were $962.6 million, versus $885.3 million for the fourth quarter a year ago. Commissions and principal transactions revenues reached new highs for the fourth fiscal quarter of 1997.

         "Having surpassed fiscal 1996's record earnings, we are extremely pleased with the results for the fourth quarter and the 1997 fiscal year. Our efforts culminated in solid contributions by all of Bear Stearns' major businesses," said President and Chief Executive Officer James E. Cayne. "We continued to make strategic hires throughout the year in investment banking and equity research to further the firm's advisory, financing, and distribution capabilities. We are very proud of Bear Stearns' leading roles in two recently announced high-profile mergers -- HFS Inc. with CUC International Inc. and Lockheed Martin Corp. with Northrop Grumman Corp. In addition, the firm's role as advisor in the announced acquisition of Long Island Lighting Company by New York State's Long Island Power Authority solidifies our reputation for providing customized solutions to our public finance clients."

         "Bear Stearns continued to expand its equity and fixed income capabilities with a particular emphasis on global distribution. During the fourth quarter we acted as lead manager on the $2.5 billion asset-backed offering of Sallie Mae and as joint lead manager on the initial public offering for Beijing Yanhua Petrochemical Company Limited, both of which we distributed globally. Notably, our international commissions increased significantly for this fiscal year versus the 1996 fiscal year, as we continue to hire key professionals in Europe and Asia. In addition, Bear Stearns retained its leading position in mortgage-backed securities underwriting, ranking number one for the first six months of 1997."

         "Our correspondent clearing operation had another banner year with record levels of customers, balances, and transactions. As a leader in clearance domestically, we made international strides during the year by extending Bear Stearns' securities lending expertise to Europe and Asia. In the correspondent clearing survey just published by Global Custodian, Bear Stearns received honors in seven of ten categories: international, execution, operations, reporting, client service, financing, and securities lending."

         Contributions were made by all areas of the firm and are reflected in the performance for the fourth quarter and the fiscal year as follows (comparisons are to prior year periods):
          Principal transactions revenues increased 23.6% to $439.9 million for the fourth quarter, attributable to strong performances in fixed income, equities, and derivatives. Principal transactions revenues were up 26.8% to $1.6 billion for the fiscal year.
          Due to very active equity markets, commission revenues rose 5.6% to $195.4 million for the fourth quarter, and 6.7% to $732.3 million for the fiscal year, reflecting solid contributions from our institutional and private client salesforces, as well as from our clearing operation.
          Investment banking revenues were up 9.2% to $663.2 million for the fiscal year, but down 18.9% to $182.7 million for the fourth quarter. While fourth quarter results reflected continued strength in mergers and acquisitions, overall results were down from the record level set in the fourth quarter a year ago.
          Compensation as a percentage of net revenues for the fourth quarter was 47.9% versus 48.0% reported for the year ago period, and 49.0% for the 1997 fiscal year versus 49.3% for the 1996 fiscal year.

Quarterly Cash Dividends Declared

         The Board of Directors declared a regular quarterly cash dividend of 15 cents per share on the outstanding shares of common stock, payable on August 29, 1997 to shareholders of record on August 15, 1997. The board also declared a quarterly cash dividend of 68 3/4 cents per share on the outstanding shares of adjustable rate cumulative preferred stock, payable October 15, 1997 to shareholders of record on September 30, 1997. In addition, the board declared a quarterly cash dividend of $3.94 per share on the outstanding shares of 7.88% cumulative preferred stock, which is equivalent to 49 1/4 cents per related depositary share, and a quarterly cash dividend of $3.80 per share on the outstanding shares of 7.60% cumulative preferred stock, which is equivalent to 47 1/2 cents per related depositary share, both payable October 15, 1997 to shareholders of record on September 30, 1997.

         The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions, and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management, and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has over 8,000 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Geneva, Hong Kong, London, Lugano, Paris, Sao Paulo, Shanghai, Singapore, and Tokyo. As of June 30, 1997, total capital, including stockholders' equity and long-term borrowings, was $11.7 billion. Book value as of June 30, 1997 was $19.56 per share, based on 151,561,465 shares outstanding.


                          Financial Statements Attached

                                           THE BEAR STEARNS COMPANIES INC.
                                         CONSOLIDATED STATEMENTS OF INCOME


                                                    Three Months Ended                         Fiscal Year Ended
                                                       (Unaudited)                    (Unaudited)
                                          --------------------------------------    ---------------------------------------
                                             June 30,              June 30,            June 30,               June 30,
                                               1997                1996 (1)              1997                 1996 (1)
                                          ----------------      ----------------    ----------------       ----------------
                                                               (In thousands, except per share data)

Revenues
     Commissions                          $    195,372          $    184,956        $    732,343           $    686,548
     Principal transactions                    439,865               355,869           1,571,332              1,239,697
     Investment banking                        182,711               225,179             663,249                607,338
     Interest and dividends                    939,900               627,508           3,058,452              2,393,266
     Other income                               15,446                 9,858              51,902                 37,014
                                          ----------------      ----------------    ----------------       ----------------
        Total Revenues                       1,773,294             1,403,370           6,077,278              4,963,863
     Interest expense                          810,663               518,069           2,551,364              1,981,171
                                          ----------------      ----------------    ----------------       ----------------
     Revenues, net of interest expense         962,631               885,301           3,525,914              2,982,692
                                          ----------------      ----------------    ----------------       ----------------

Expenses
     Employee compensation and benefits        461,138               424,582           1,726,931              1,469,448
     Floor brokerage, exchange
        and clearance fees                      38,611                33,515             141,211                129,509
     Communications                             27,507                24,773             102,926                 92,827
     Occupancy                                  22,470                21,811              88,419                 85,899
     Depreciation and amortization              25,768                18,760              89,719                 69,878
     Advertising and market development         22,436                15,965              69,765                 56,797
     Data processing and equipment              10,840                 8,059              36,620                 34,305
     Other expenses                             85,018                62,016             256,633                209,103
                                          ----------------      ----------------    ----------------       ----------------
        Total expenses                         693,788               609,481           2,512,224              2,147,766
                                          ----------------      ----------------    ----------------       ----------------

Income before provision for
     income taxes                              268,843               275,820           1,013,690                834,926
Provision for income taxes                     105,955               113,055             400,360                344,288
                                          ----------------      ----------------    ----------------       ----------------

Net income                                $    162,888          $    162,765        $    613,330           $    490,638
                                          ================      ================    ================       ================

Net income applicable to
     common shares                        $    156,954          $    156,729        $    589,497           $    466,145
                                          ================      ================    ================       ================

Earnings per share (1)                    $      1.15           $       1.13        $       4.20           $       3.27
                                          ================      ================    ================       ================

Weighted average common and
     common equivalent shares
     outstanding (1)                       144,842,307           145,409,321         147,847,885            148,855,048
                                          ================      ================    ================       ================

Cash dividends declared
     per common share                     $       0.15          $       0.15        $       0.60           $       0.60
                                          ================      ================    ================       ================

(1)  Adjusted for all 5% stock dividends.



                           THE BEAR STEARNS COMPANIES INC.
                          CONSOLIDATED STATEMENTS OF INCOME
                                    (UNAUDITED)


                                                             Three Months Ended
                                                 --------------------------------------------
                                                      June 30,                March 27,
                                                        1997                    1997
                                                 -------------------     --------------------
                                                    (In thousands, except per share data)
Revenues
     Commissions                                   $         195,372       $         191,817
     Principal transactions                                  439,865                 407,336
     Investment banking                                      182,711                 188,706
     Interest and dividends                                  939,900                 712,685
     Other income                                             15,446                  10,757
                                                 --------------------     -------------------
         Total Revenues                                    1,773,294               1,511,301
     Interest expense                                        810,663                 576,836
                                                 --------------------     -------------------
     Revenues, net of interest expense                       962,631                 934,465
                                                 --------------------     -------------------

Expenses
     Employee compensation and benefits                      461,138                 464,596
     Floor brokerage, exchange
         and clearance fees                                   38,611                  36,587
     Communications                                           27,507                  26,085
     Occupancy                                                22,470                  22,658
     Depreciation and amortization                            25,768                  22,533
     Advertising and market development                       22,436                  15,890
     Data processing and equipment                            10,840                  10,019
     Other expenses                                           85,018                  60,322
                                                 --------------------     -------------------
         Total expenses                                      693,788                 658,690
                                                 --------------------     -------------------

Income before provision for
     income taxes                                            268,843                 275,775
Provision for income taxes                                   105,955                 110,294
                                                 --------------------     -------------------

Net income                                         $         162,888       $         165,481
                                                 ====================     ===================

Net income applicable to
     common shares                                 $         156,954       $         159,552
                                                 ====================     ===================

Earnings per share                                 $            1.15       $            1.14
                                                 ====================     ===================

Weighted average common and
     common equivalent shares
     outstanding                                         144,842,307             146,932,199
                                                 ====================     ===================

Cash dividends declared
     per common share                              $           0.15        $            0.15
                                                 ====================     ===================
